Exhibit 10.1

May 6, 2014

First Amendment to the "Letter Agreement" between Tidewater Oil and Gas Company LLC, "Tidewater", and Virtus oil and gas, "Virtus" signed November 14, 2013 and approved by the bankruptcy court on December 11, 2013.

The parties to this agreement, Tidewater and Virtus, mutually agreed that it is to their best interest to postpone the drilling date as provided in the Letter Agreement in paragraphs 1.2 and 1.5. This date is February 3, 2015. The parties to this agreement have mutually agreed to change the drilling date in paragraph 1.2 and 1.5 to September, 2015. This mutual agreement was done in an effort to give Virtus additional time to shoot and acquire additional seismic to delineate additional structural elements that that may be defined with this additional data. Both parties see this as being beneficial to the overall program and it is their wish to make this amendment to the agreement.

IN WITNESS WHEREOF, the undersigned parties as of this 6th day of May, 2014.

Tidewater Oil & Gas Company LLC

By: /s/ James S. Jones

Name: James S. Jones

Title: Manager

Virtus Oil and Gas

By: /s/ Dan Ferris

Name: Dan Ferris

Title: CEO